EXHIBIT 10.5

                                   AGREEMENT

This AGREEMENT ("AGREEMENT") is made and entered into this 24th day of March, 1999, by, between and among BUDDY YOUNG, an individual, ("LENDER"), on the one hand, and, ADVANCED KNOWLEDGE, INC. a Delaware corporation, ("DEBTOR"), on the other hand, with respect to the following:

                                    RECITALS

A. On August 18, 1998, DEBTOR executed a Secured Promissory Note (the "NOTE") and a Security Agreement ("SECURITY AGREEMENT"), pursuant to which DEBTOR could borrow up to Three Hundred Thousand Dollars ($300,000) from LENDER;

B. The maturity date of the NOTE is December 31, 1999, at which time an outstanding and unpaid principal and interest is to be repaid;

C. DEBTOR now wishes to extend the due date of the NOTE from December 31, 1999 to December 31, 2001;

D. In order to assist DEBTOR with the implementation of its business plan and to assist the DEBTOR during its renewed business efforts, LENDER also wishes to extend the due date of the NOTE from December 31, 1999 to December 31, 2001.

E. LENDER and DEBTOR now mutually desire for LENDER to extend the due date of the NOTE to December 31, 2001 in accordance with and upon the terms and conditions stated herein;

NOW THEREFORE, in consideration of mutual promises and covenants, and conditions herein contained, the parties agree as follows:

1. Recitals. The recitals stated above are incorporated herein by this reference as if set forth in full at this point.


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2. Extension of the Due Date of the NOTE. Upon execution of this AGREEMENT,  the due date of the NOTE shall be extended from December 31, 1999 to December 31, 2001. The extension of the due date is and shall be the only change, modification, amendment or alteration of the terms and conditions of the NOTE. Except for the extension of the due date, all other terms and conditions of the NOTE shall remain unchanged and in full force and effect.

3. SECURITY AGREEMENT. The SECURITY AGREEMENT is hereby amended so as to conform with the modification of the NOTE which is set forth in paragraph 2 above. The extension of the due date is and shall be the only change, modification, amendment or alteration of the terms and conditions of the SECURITY AGREEMENT. Except for the extension of the due date, all other terms and conditions of the SECURITY AGREEMENT shall remain unchanged and in full force and effect.

4. Further Cooperation. To the extent reasonably necessary and requested, DEBTOR shall execute and deliver such documents and instruments as may be necessary for LENDER to continue to hold a perfected first position security lien in the COLLATERAL, as that term is defined in the SECURITY AGREEMENT. . 5. Other Terms Unchanged. Except as expressly modified herein, the balance of the terms of the NOTE and the SECURITY AGREEMENT shall remain unchanged by this AGREEMENT and shall be in full force and effect. . The parties hereto have executed this AGREEMENT as set forth below, and the effective date of this AGREEMENT shall be the latest date of execution.

"LENDER":

/S/ BUDDY YOUNG
-----------------------------
BUDDY YOUNG

"DEBTOR":

ADVANCED KNOWLEDGE, INC.
A Delaware Corporation


By:  /S/ L. STEPHEN ALBRIGHT
    -------------------------
     L. STEPHEN ALBRIGHT, Secretary


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